                                                                   EXHIBIT 10(d)

                              CONTINUITY AGREEMENT

          This Agreement (the "Agreement") is dated as of May 7,1999 by and between AQUARION COMPANY, a Delaware corporation (the "Company"), and James S. McInerney, Jr. (the "Executive").

          WHEREAS, the Company's Board of Directors considers the continued services of key executives of the Company to be in the best interests of the Company and its stockholders; and

          WHEREAS, the Company's Board of Directors desires to assure, and has determined that it is appropriate and in the best interests of the Company and its stockholders to reinforce and encourage the continued attention and dedication of key executives of the Company to their duties of employment without personal distraction or conflict of interest in circumstances which could arise from the occurrence of a change in control of the Company; and

          WHEREAS, the Company's Board of Directors has authorized the Company to enter into continuity agreements with those key executives of the Company and any of its respective subsidiaries (all of such entities, with the Company hereinafter referred to as an "Employer"), such agreements to set forth the severance compensation which the Company agrees under certain circumstances to pay such executives; and

          WHEREAS, the Executive is a key executive of an Employer and has been designated by the Committee as an executive to be offered such a continuity compensation agreement with the Company (the "Agreement").

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Executive agree as follows:

          1.   Term.  This Agreement shall become effective on the date hereof
               ----
and remain in effect until the third anniversary thereof; provided, however,
                                                          --------  -------
that, thereafter, this Agreement shall automatically renew on each successive anniversary, unless an Employer provides the Executive, in writing, at least 180 days prior to the renewal date, that this Agreement shall not be renewed. Notwithstanding the foregoing, in the event that a Change in Control occurs at any time prior to the termination of this Agreement in accordance with the preceding sentence, this Agreement shall not terminate until the second anniversary of the Change in Control.

          2.   Change in Control.  No compensation or other benefit pursuant to
               -----------------
Section 4 hereof shall be payable under this Agreement unless and until either
(i) a Change in Control of the Company (as hereinafter defined) shall have occurred while the Executive is an employee of an Employer and the Executive's employment by an Employer thereafter shall have terminated in accordance with
Section 3 hereof or (ii) the Executive's employment by the Company shall have terminated in accordance with Section 3(a)(ii) hereof prior to the occurrence of the Change in

Control. For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred when:

          (a) any "person" as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as used in
     Section 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act but excluding the Company and any subsidiary and any employee benefit plan sponsored or maintained by the Company or any subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities (other than indirectly as a result of the Company's redemption of its securities); or

          (b) the consummation of any merger or other business combination of the Company, sale of 50% or more of the Company's assets, liquidation or dissolution of the Company or combination of the foregoing transactions (the "Transactions") other than a Transaction immediately following which the shareholders of the Company and any trustee or fiduciary of any Company employee benefit plan immediately prior to the Transaction own at least 60% of the voting power, directly or indirectly, of (A) the surviving corporation in any such merger or other business combination; (B) the purchaser of or successor to the Company's assets; (C) both the surviving corporation and the purchaser in the event of any combination of Transactions; or (D) the parent company owning 100% of such surviving corporation, purchaser or both the surviving corporation and the purchaser, as the case may be; or

          (c) within any twenty-four month period, the persons who were directors immediately before the beginning of such period (the "Incumbent Directors") shall cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of a successor to the Company. For this purpose, any director who was not a director at the beginning of such period shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors (so long as such director was not nominated by a person who commenced or threatened to commence an election contest or proxy solicitation by or on behalf of a Person (other than the Board) or who has entered into an agreement to effect a Change in Control or expressed an intention to cause such a Change in Control).

          3.   Termination of Employment; Definitions.
               --------------------------------------

          (a)  Termination without Cause by the Company or for Good Reason by
               --------------------------------------------------------------
     the Executive. (i) The Executive shall be entitled to the compensation
     -------------
     provided for in Section 4 hereof, if within two years after a Change in Control, the Executive's employment by an Employer shall be terminated (A) by an Employer for any reason other than (I) the Executive's Disability or Retirement, (II) the Executive's death or (III) for Cause, or (B) by the Executive with Good Reason (all terms are hereinafter defined).

          (ii) In addition, the Executive shall be entitled to the compensation provided for in Section 4 hereof if, (A) in the event that an agreement is signed which, if consummated, would result in a Change of Control and the Executive is terminated without Cause by the Company or terminates employment with Good Reason prior to the Change in Control, (B) such termination is at the direction of the acquiror or merger partner or otherwise in connection with the anticipated Change in Control, and (C) such Change in Control actually occurs.

          (b)  Disability.  For purposes of this Agreement, "Disability" shall
               ----------
mean the Executive's absence from the full-time performance of the Executive's duties (as such duties existed immediately prior to such absence) for 180 consecutive business days, when the Executive is disabled as a result of incapacity due to physical or mental illness.

          (c)  Retirement.  For purposes of this Agreement, "Retirement" shall
               ----------
mean the Executive's voluntary termination of employment pursuant to late, normal or early retirement under a pension plan sponsored by an Employer, as defined in such plan, but only if such retirement occurs prior to a termination by an Employer without Cause or by the Executive for Good Reason.

          (d)  Cause.  For purposes of this Agreement, "Cause" shall mean:
               -----

              (i) the willful and continued failure of the Executive to perform substantially all of his or her duties with an Employer (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to such Executive by the Board of Directors (the "Board") of the Company which specifically identifies the manner in which the Board believes that the Executive has not substantially performed his or her duties,

              (ii) the willful engaging by the Executive in gross misconduct which is materially and demonstrably injurious to the Company or any Employer; or

              (iii) the conviction of, or plea of guilty or nolo contendere
                                                            ---- ----------
     to, a felony.

Termination of the Executive for Cause shall be made by delivery to the Executive of a copy of a resolution duly adopted by the affirmative vote of not less than a three-fourths majority of the non-employee Directors of the Company or of the ultimate parent of the entity which caused the Change in Control (if the Company has become a subsidiary) at a meeting of such Directors called and held for such purpose, after 30 days prior written notice to the Executive specifying the basis for such termination and the particulars thereof and a reasonable opportunity for the Executive to cure or otherwise resolve the behavior in question prior to such meeting, finding that in the reasonable judgment of such Directors, the conduct or event set forth in any of clauses (i) through (iii) above has occurred and that such occurrence warrants the Executive's termination.

          (e)  Good Reason.  For purposes of this Agreement, "Good Reason" shall
               -----------
mean the occurrence, within the Term of this Agreement, of any of the following without the Executive's express written consent:
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                                                                               4

              (iii) any material and adverse diminution in the Executive's duties or responsibilities with the Company (or any affiliate thereof) from those in effect immediately prior to the Change in Control; provided,
                                                                  --------
     however, that no such diminution shall be deemed to exist solely because of
     -------
     changes in Executive's duties, responsibilities or titles as a consequence of the Company ceasing to be a company with publicly-traded securities or becoming a wholly-owned subsidiary of another company;

              (iv) any reduction in the Executive's annual base salary or cash bonus percentage target from the annual base salary or cash bonus percentage target in effect immediately prior to the Change in Control;

              (v) any requirement that Executive be based at a location more than 35 miles from the location at which the Executive was based immediately prior to the Change in Control (or a substantial increase in the amount of travel Executive is required to do because of a relocation of the executive offices);

              (vi) any failure by the Company to obtain from any successor to the Company an agreement reasonably satisfactory to the Executive to assume and perform this Agreement, as contemplated by Section 10(a) hereof; and

              (vii) during the thirty-day period immediately following the first anniversary of the Change in Control, the voluntary termination of employment by the Executive for any reason or no reason at all.

Notwithstanding the foregoing, in the event Executive provides the Company with a Notice of Termination (as defined below) referencing this Section 3(e) (with the exception of Section 3(e)(vii)), the Company shall have 30 days thereafter in which to cure or resolve the behavior otherwise constituting Good Reason. Any good faith determination by Executive that Good Reason exists shall be presumed correct and shall be binding upon the Company.

          (f)  Notice of Termination.  Any purported termination of the
               ---------------------
Executive's employment (other than on account of Executive's death) with an Employer shall be communicated by a Notice of Termination to the Executive, if such termination is by an Employer, or to an Employer, if such termination is by the Executive. For purposes of this Agreement, "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provisions so indicated; provided, however, that in
                                              --------  -------
connection with a termination for Good Reason under Section 3(e)(vii), no details shall be necessary other than reference to such Section. For purposes of this Agreement, no purported termination of Executive's employment with an Employer shall be effective without such a Notice of Termination having been given.

          4.   Compensation Upon Termination After a Change in Control.
               -------------------------------------------------------

          Subject to Section 9 hereof, if within two years of a Change in Control, the Executive's employment by an Employer shall be terminated in accordance with Section 3(a) (the "Termination"), the Executive shall be entitled to the following payments and benefits:

          (a)  Severance.  The Company shall pay or cause to be paid to the
               ---------
     Executive a cash severance amount equal to (i) two times the sum of (A) the Executive's annual base salary on the date of the Change in Control (or, if higher, the annual base salary in effect immediately prior to the giving of the Notice of Termination, and (B) the average of the actual bonuses earned by the Executive in respect of the two years prior to the year in which the Change in Control occurs under the Company's Executive Incentive Award Program, plus (ii) in lieu of the continuation of any of the Executive's perquisites as provided under the Executive's employment agreement a cash payment equal to 12 percent of the Executive's annual base salary as in effect on the date of the Change in Control for each of the two years following the Change in Control. This cash severance amount shall be payable in equal monthly installments or, at the Company's election, in a lump sum calculated without any discount.

          (b)  Additional Payments and Benefits.  The Executive shall also be
               --------------------------------
     entitled to:

                    (i) a lump sum cash payment equal to the sum of (A) the Executive's accrued but unpaid annual base salary through the date of Termination, (B) the unpaid portion, if any, of bonuses previously earned by the Executive pursuant to the Company's Executive Incentive Award Program, plus the pro rata portion of the bonus to be paid for the year in which the date of Termination occurs (calculated through the date of Termination), and (C) an amount, if any, equal to compensation previously deferred (excluding any qualified plan deferral) and any accrued vacation pay, in each case, in full satisfaction of Executive's rights thereto.

                    (ii)  a lump sum cash payment equal to the aggregate sum of
          (A) additional pension contributions in an amount equal to the Company's contributions under the Company's Thrift and Savings Program and Employee Stock Ownership Plan (or such other qualified and nonqualified defined contribution pension plans as then in effect) for the two-year period following the date of Termination (the "Separation Period") (based on assumed rates of Executive's contributions at the level of participation in effect as of the last date Executive was permitted to participate); and (B) the difference between the present value of the annual benefit the Executive would be entitled to receive under the Retirement Program (if the Executive had continued employment through the Separation Period) and the annual benefit expressed as a life annuity under the Retirement Program accrued thereunder as of the date of termination of employment, after giving effect to two years of continued credit for age and services purposes, as if he had been paid at the rate used to calculate the payments under Section 4(a).

                    (iii) continued medical, dental, vision, and life insurance coverage (excluding accident, death, and disability insurance) for the Executive and the Executive's eligible dependents or, to the extent such coverage is not commercially available, such other arrangements reasonably acceptable to the Executive, on the same basis as in effect prior to the Change in Control or the Executive's Termination, whichever is deemed to provide for more substantial benefits, for a period ending on the earlier of (A) the end of the Separation Period or (B) the commencement of comparable coverage by the Executive with a subsequent employer;

                    (iv) unless it would adversely affect the Company's ability to use pooling of interest accounting in a Change in Control transaction in which such accounting is intended to be used, immediate 100% vesting of all outstanding stock options, stock appreciation rights and restricted stock granted or issued by any Employer to the extent not previously vested on or following the Change of Control; and

                    (v) all other accrued or vested benefits in accordance with the terms of the applicable plan (with an offset for any amounts paid under Section 4(b)(i)(C), above).

     All lump sum payments under this Section 4 shall be paid within 10 business days after Executive's date of Termination. Present value for purposes of subsection (ii) above shall be calculated using a discount factor equal to one percentage point below the prime rate as published in The Wall Street Journal as of the date on which termination of employment occurred and using the actuarial factors set forth in the Retirement Program.

          (c)  Outplacement.  If so requested by the Executive, outplacement
               ------------
     services shall be provided by a professional outplacement provider selected by Executive; provided, however, that such outplacement services shall be
                   --------  -------
     provided the Executive at a cost to the Company of not more than ten (10) percent of such Executive's annual base salary.

          (d)  Withholding.  Payments and benefits provided pursuant to this
               -----------
     Section 4 shall be subject to any applicable payroll and other taxes required to be withheld.

          5.   Compensation Upon Termination for Death, Disability or
               ------------------------------------------------------
Retirement.
----------

          If an Executive's employment is terminated by reason of Death, Disability or Retirement prior to any other termination, Executive will receive:

          (a) the sum of (i) Executive's accrued but unpaid salary through the date of Termination, (ii) the pro rata portion of the Executive's target bonus for the year of Executive's Death or Disability (calculated through the date of Termination), and (iii) an amount equal to any compensation previously deferred an any accrued vacation pay; and

          (b) other accrued or vested benefits in accordance with the terms of the applicable plan (with an offset for any amounts paid under item
     (a)(iii), above.

          6.   Excess Parachute Excise Tax Payments.
               ------------------------------------

          (a) (i) If it is determined (as hereafter provided) that any payment or distribution by the Company or any Employer to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise pursuant to or by reason of any other agreement, policy, plan, program or arrangement, including without limitation any stock option, stock appreciation right or similar right, or the lapse or termination of any restriction on or the vesting or exercisability of any of the foregoing (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Code (or any successor provision thereto) by reason of being "contingent on a change in ownership or control" of the Company, within the meaning of Section 280G of the Code (or any successor provision thereto) or to any similar tax imposed by state or local law, or any interest or penalties with respect to such excise tax (such tax or taxes, together with any such interest and penalties, are hereafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment or payments (a "Gross-Up Payment") in an amount such that, after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

              (ii) Subject to the provisions of Section 6(a)(i) hereof, all determinations required to be made under this Section 6, including whether an Excise Tax is payable by the Executive and the amount of such Excise Tax and whether a Gross-Up Payment is required and the amount of such Gross-Up Payment, shall be made by the nationally recognized firm of certified public accountants (the "Accounting Firm") used by the Company prior to the Change in Control (or, if such Accounting Firm declines to serve, the Accounting Firm shall be a nationally recognized firm of certified public accountants selected by the Executive). The Accounting Firm shall be directed by the Company or the Executive to submit its preliminary determination and detailed supporting calculations to both the Company and the Executive within 15 calendar days after the Termination Date, if applicable, and any other such time or times as may be requested by the Company or the Executive. If the Accounting Firm determines that any Excise Tax is payable by the Executive, the Company shall pay the required Gross-Up Payment to, or for the benefit of, the Executive within five business days after receipt of such determination and calculations. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall, at the same time as it makes such determination, furnish the Executive with an opinion that he has substantial authority not to report any Excise Tax on his/her federal, state, local income or other tax return. Any determination by the Accounting Firm as to the amount of the Gross-Up Payment shall be binding upon the Company and the Executive absent a contrary determination by the Internal Revenue Services or a court of competent jurisdiction; provided, however, that no such determination
                                 --------  -------
shall eliminate or reduce the Company's obligation to provide any Gross-Up Payment that shall be due as a result of such contrary determination. As a result of the uncertainty in the application of Section 4999 of the Code (or any successor provision thereto) and the possibility of similar uncertainty regarding state or local tax law at the time of any determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments that will not have been made by the Company should have been made (an "Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts or fails to pursue its remedies pursuant to Section 6(a) hereof and the Executive thereafter is required to make a payment of any Excise Tax, the Executive shall direct the Accounting Firm to determine the amount of the Underpayment that has occurred and to submit its determination and detailed supporting calculations to both the Company and the Executive as promptly as possible. Any such Underpayment shall be promptly paid by the Company to, or for the benefit of, the Executive within five business days after receipt of such determination and calculations.

              (iii) The Company and the Executive shall each provide the Accounting Firm access to and copies of any books, records and documents in the possession of the Company or the Executive, as the case may be, reasonably requested by the Accounting Firm, and otherwise cooperate with the Accounting Firm in connection with the preparation and issuance of the determination contemplated by Section 6(a) hereof.

              (iv) The federal, state and local income or other tax returns filed by the Executive (or any filing made by a consolidated tax group which includes the Company) shall be prepared and filed on a consistent basis with the determination of the Accounting Firm with respect to the Excise Tax payable by the Executive. The Executive shall make proper payment of the amount of any Excise Tax, and at the request of the Company, provide to the Company true and correct copies (with any amendments) of his/her federal income tax return as filed with the Internal Revenue Service and corresponding state and local tax returns, if relevant, as filed with the applicable taxing authority, and such other documents reasonably requested by the Company, evidencing such payment. If prior to the filing of the Executive's federal income tax return, or corresponding state or local tax return, if relevant, the Accounting Firm determines that the amount of the Gross-Up Payment should be reduced, the Executive shall within five business days pay to the Company the amount of such reduction.

              (v) The fees and expenses of the Accounting Firm for its services in connection with the determinations and calculations contemplated by Sections 6(a)(ii) and (iv) hereof shall be borne by the Company. If such fees and expenses are initially advanced by the Executive, the Company shall reimburse the Executive the full amount of such fees and expenses within five business days after receipt from the Executive of a statement therefor and reasonable evidence of his/her payment thereof.

          (b) In the event that the Internal Revenue Service claims that any payment or benefit received under this Agreement constitutes an "excess parachute payment," within the meaning of Section 280G(b)(1) of the Code, the Executive shall notify the Company in writing of such claim. Such notification shall be given as soon as practicable but no later than 10 business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30 day period following the date on which the Executive gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall (i) give the Company any information reasonably requested by the Company relating to such claim; (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company and reasonably satisfactory to the Executive; (iii) cooperate with the Company in good faith in order to effectively contest such claim; and (iv) permit the Company to participate in any proceedings relating to such claim; provided, however, that the Company shall bear and pay directly all costs and
--------  -------
expenses (including, but not limited to, additional interest and penalties and related legal, consulting or other similar fees) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for and against any Excise Tax or other tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses.

          (c) The Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay
           --------  -------
such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive on an interest-free basis, and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or other tax (including interest and penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and provided, further, that if the Executive is required to extend the statute
    --------  -------
of limitations to enable the Company to contest such claim, the Executive may limit this extension solely to such contested amount. The Company's control of the contest shall be limited to issues with respect to which a corporate deduction would be disallowed pursuant to Section 280G of the Code and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority. In addition, no position may be taken nor any final resolution be agreed to by the Company without the Executive's consent if such position or resolution could reasonably be expected to adversely affect the Executive (including any other tax position of the Executive unrelated to matters covered hereby).

          (d) If, after the receipt by the Executive of an amount advanced by the Company in connection with the contest of the Excise Tax claim, the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto); provided, however, if the amount of that refund exceeds the amount advanced by
--------  -------
the Company or it is otherwise determined for any reason that additional amounts could be paid to the Named Executive without incurring any Excise Tax, any such amount will be promptly paid by the Company to the named Executive. If, after the receipt by the Executive of an amount advanced by the Company in connection with an Excise Tax claim, a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest the denial of such refund prior to the expiration of 30 days after such determination, such advance shall be forgiven and shall not be required to be repaid and shall be deemed to be in consideration for services rendered after the date of the Termination.

          7.   Expenses.  In addition to all other amounts payable to the
               --------
Executive under this Agreement, the Company shall pay or reimburse the Executive for legal fees (including without limitation, any and all court costs and attorneys' fees and expenses) incurred by the Executive in connection with or as a result of any claim, action or proceeding brought by the Company or the Executive with respect to or arising out of this Agreement or any provision hereof; provided, however, that in the case of an action brought by the
        --------  -------
Executive, the Company shall have no obligation for any such legal fees, if the Company is successful in establishing with the court that the Executive's action was frivolous or otherwise without any reasonable legal or factual basis.

          8.   Obligations Absolute;; Non-Exclusivity of Rights; Joint Several
               ---------------------------------------------------------------
Liability.
----------

          (a) The obligations of the Company to make the payment to the Executive, and to make the arrangements, provided for herein shall be absolute and unconditional and shall not be reduced by any circumstances, including without limitation any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Executive or any third party at any time.

          (b) Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company or any other Employer and for which the Executive may qualify, nor shall anything herein limit or reduce such rights as the Executive may have under any agreements with the Company or any other Employer.

          (c) Each entity included in the definition of "Employer" and any successors or assigns shall be joint and severally liable with the Company under this Agreement.

          9.   Not an Employment Agreement; Effect On Other Rights.
               ---------------------------------------------------

          (a) This Agreement is not, and nothing herein shall be deemed to create, a contract of employment between the Executive and the Company. The Company may terminate the employment of the Executive by the Company at any time, subject to the terms of this Agreement and/or any employment agreement or arrangement between the Company and the Executive that may then be in effect.

          (b) With respect to the Executive's employment agreement as in effect immediately prior to the Change in Control, nothing herein shall have any effect on the Executive's rights thereunder; provided, however, that in the event of
                                      --------  -------
the Executive's termination of employment in accordance with Section 3 hereof, this Agreement shall govern solely for the purpose of providing the terms of all payments and additional benefits to which the Executive is entitled upon such termination and any payments or benefit provided thereunder shall reduce the corresponding type of payments or benefits hereunder. Notwithstanding the foregoing, in the event that the Executive's employment is terminated prior to the occurrence of a Change in Control under the circumstances provided for in
Section 3(a)(ii) and such circumstances also entitle Executive to payments and benefits under any other employment or other agreement as in effect prior to the Change in Control ("Other Agreement"), then, until the Change in Control occurs, the Executive will receive the payments and benefits to which he/she is entitled under such Other Agreement. Upon the occurrence of the Change in Control, the Company will pay to the Executive in cash the amount to which he/she is entitled to under this Agreement (reduced by the amounts already paid under the Other Agreement) in respect of cash payments and shall provide or increase any other noncash benefits to those provided for hereunder (after taking into Account noncash benefits, if any, provided under such Other Agreement). Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company or any other Employer shall be payable in accordance with such plan or program, except as explicitly modified by this Agreement.

          10.  Successors; Binding Agreement, Assignment.
               -----------------------------------------

          (a) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business of the Company, by agreement to expressly, absolutely and unconditionally assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a material breach of this Agreement and shall entitle the Executive to terminate the Executive's employment with the Company or such successor for Good Reason immediately prior to or at any time after such succession. As used in this Agreement, "Company" shall mean (i) the Company as hereinbefore defined, and
(ii) any successor to all the stock of the Company or to all or substantially all of the Company's business or assets which executes and delivers an agreement provided for in this Section 10(a) or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law, including any parent or subsidiary of such a successor.

          (b) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amount would be payable to the Executive hereunder if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's estate or designated beneficiary. Neither this Agreement nor any right arising hereunder may be assigned or pledged by the Executive.

          11.  Notice.  For purpose of this Agreement, notices and all other
               ------
communications provided for in this Agreement or contemplated hereby shall be in writing and shall be deemed to have been duly given when personally delivered, delivered by a nationally recognized overnight delivery service or when mailed United States certified or registered mail, return receipt requested, postage prepaid, and addressed, in the case of the Company, to the Company at:

               Aquarion Company
               835 Main Street
               Bridgeport, Connecticut  06601
               Attention:  Chief Executive Officer

and in the case of the Executive, to the Executive at the address set forth on the execution page at the end hereof.

     Either party may designate a different address by giving notice of change of address in the manner provided above, except that notices of change of address shall be effective only upon receipt.

          12.  Confidentiality.  The Executive shall retain in confidence any
               ---------------
and all confidential information concerning the Company and its respective business which is now known or hereafter becomes known to the Executive, except as otherwise required by law and except information (i) ascertainable or obtained from public information, (ii) received by the Executive at any time after the Executive's employment by the Company shall have terminated, from a third party not employed by or otherwise affiliated with the Company or (iii) which is or becomes known to the public by any means other than a breach of this
Section 12. Upon the Termination of employment, the Executive will not take or keep any proprietary or confidential information or documentation belonging to the Company.

          13.  Miscellaneous.  No provision of this Agreement may be amended,
               -------------
altered, modified, waived or discharged unless such amendment, alteration, modification, waiver or discharge is agreed to in writing signed by the Executive and such officer of the Company as shall be specifically designated by the Committee or by the Board of Directors of the Company. No waiver by either party, at any time, of any breach by the other party of, or of compliance by the other party with, any condition or provision of this Agreement to be performed or complied with by such other party shall be deemed a waiver of any similar or dissimilar provision or condition of this Agreement or any other breach of or failure to comply with the same condition or provision at the same time or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

          14.  Severability.  If any one or more of the provisions of this
               ------------
Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby. To the extent permitted by applicable law, each party hereto waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

          15.  Governing Law; Venue.  The validity, interpretation, construction
               --------------------
and performance of this Agreement shall be governed on a non-exclusive basis by the laws of the State of Connecticut without giving effect to its conflict of laws rules. For purposes of jurisdiction and venue, the Company and each Employer hereby consents to jurisdiction and venue in any suit, action or proceeding with respect to this Agreement in any court of competent jurisdiction in the state in which Executive resides at the commencement of such suit, action or proceeding and waives any objection, challenge or dispute as to such jurisdiction or venue being proper.

          16.  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be an original and all of which shall be deemed to constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                             AQUARION COMPANY:


                                             By: /s/ Richard K. Schmidt
                                                --------------------------------
                                                Title: President/CEO
                                                       -------------------------


                                             EXECUTIVE:

                                             /s/ James S. McInerney
                                             -----------------------------------
                                             James S. McInerney



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                                             Address